Exhibit 10.2

FORFEITURE AGREEMENT

Reference is made to that certain: (i) Agreement and Plan of Merger, dated November 3, 2017, by and among M III Acquisition Corp. (the “Company”), IEA Energy Services LLC (“IEA Services”), Wind Merger Sub I, Inc. (“Merger Sub I”), Wind Merger Sub II, LLC (“Merger Sub II”), Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as IEA Parent’s representative, and, solely for purposes of certain sections therein, M III Sponsor I LLC (“Sponsor I LLC”) and M III Sponsor I LP (together with Sponsor I LLC, the “Sponsors”), (as amended from time to time, the “Merger Agreement” and the transactions contemplated thereby, the “Business Combination”); and  (ii) the Subscription and Backstop Agreement, dated as of the date hereof, by and among the Company, the Sponsors and the subscribers identified on the signature pages thereto, together with any schedules and exhibits attached thereto (the “Subscription and Backstop Agreement”).

In connection with the Company’s entry into the Subscription and Backstop Agreement, the Sponsors have agreed to enter into this Forfeiture Agreement (this “Agreement”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsors and the Company hereby agree as follows:

1.                                      Each of the Sponsors hereby agrees, upon and subject to (a) the closing of the Business Combination (the “Closing”) and (b) the issuance by the Company of 1,500,00 Warrants (the “New Warrants”) contemplated by the Subscription and Backstop Agreement (exercisable for 750,000 shares of Common Stock), to forfeit the number of Founder Shares (the “Forfeited Shares”) set forth on the signature pages hereto, subject to Section 3 below.   In order to effectuate such forfeiture, upon the Closing, each of the Sponsors shall deliver the Forfeited Shares to the Company in certificated or book entry form (at the election of the Sponsors) for cancellation by the Company.

2.                                      The Company hereby agrees, (a) upon and subject to the Closing and (b) simultaneous with the forfeiture of the Forfeited Shares, to issue the New Warrants to such persons (natural or otherwise) specified in the Subscription and Backstop Agreement; provided that such issuance will not cause the Company to be in violation of applicable law or regulation.

3.                                      If the Sponsors elect, at their sole discretion, to deliver, or one of the Sponsors’ affiliates elects to deliver, to the subscribers under the Subscription and Backstop Agreement, public warrants in lieu of the issuance by the Company of some or all of the Warrants required to be issued to such subscribers pursuant to the Subscription and Backstop Agreement, the number of Founder Shares that the Sponsors shall be obligated to forfeit shall be proportionally reduced.

4.                                      Each of the Sponsors hereby agrees that it shall not sell, transfer, or otherwise dispose of, or hypothecate or otherwise grant any interest in or to, any Founder Shares beneficially owned by it to the extent any such transaction would cause the Sponsor to hold less than the number of Forfeited Shares set forth on the signature pages hereto.  Until and unless the Forfeited Shares are forfeited, the Sponsors shall have full ownership rights to the Forfeited Shares, including the right to vote such shares.

5.                                      This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

6.                                      No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto, and any purported assignment in violation of the foregoing shall be null and void ab initio. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

7.                                      This Agreement shall be construed and interpreted in a manner consistent with the provisions of the Merger Agreement. The provisions set forth in Sections 12.15 [Governing Law and Jurisdiction], 12.16 [Consent to Jurisdiction and Service of Process] and 12.17 [Waiver of Jury Trial], as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement.

8.                                      Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in the Merger Agreement, with notices to the Company and the Sponsors being sent to the addresses set forth therein, in each case with all copies as required thereunder.

9.                                      This Agreement shall terminate at such time, if any, as either the Merger Agreement or the Subscription and Backstop Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Agreed to this 7th day of March, 2018:

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

M III SPONSOR I LLC

By: M III ACQUISITION PARTNERS I LLC, its Managing Member

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

Number of Forfeited Shares: 130,334

M III SPONSOR I LP

By: M III ACQUISITION PARTNERS I CORP., its General Partner

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

Number of Forfeited Shares: 8,319